                   VOTING AND SECURITIES PURCHASE AGREEMENT
                   ----------------------------------------


     THIS VOTING, OPTION AND SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of December 16, 1996, by and among each of the undersigned securityholders (individually, a "Securityholder" and collectively, the "Securityholders") of Tylan General, Inc., a Delaware corporation (the "Company"), Millipore Corporation, a Massachusetts corporation ("Acquiror Parent"), and MCTG Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror Parent ("Acquiror").

                                    RECITALS

     A. Each Securityholder is the beneficial and record owner of the number of shares, if any, of common stock, par value $.001 per share, of the Company ("Company Common Stock") set forth opposite such Securityholders' name on
 ----------------------
Schedule A hereto.
----------

     B. Each Securityholder is the beneficial and record owner of such options exercisable for Company Common Stock ("Company Option Securities"), if any, (which under existing circumstances may be exercised for the number of shares of Company Common Stock set forth opposite each such Securityholders' name on Schedule A hereto) set forth opposite such Securityholder's name on Schedule A
----------                                                          ----------
hereto.

     C. Acquiror, Acquiror Parent and the Company have concurrently herewith entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant
                                                   ----------------
to which (i) Acquiror has agreed to make a cash tender offer (the "Offer") to
                                                                   -----
acquire all the issued and outstanding shares of Company Common Stock at $16.00 per share (the "Per Share Amount") and (ii) Acquiror will then be merged with
                ----------------
and into Company (the "Merger"), with the Company continuing as the surviving
                       ------
corporation.

     D. In consideration for the agreements contained herein, prior to the date hereof, and prior to the time at and date on which Acquiror Parent or Acquiror became an "interested stockholder" for purposes of Section 203 of the DGCL, the board of directors of the Company has approved the agreements of the Securityholders provided in this Agreement.

     E. In order to induce Acquiror Parent and Acquiror to enter into the Merger Agreement and to commence the Offer, the Securityholders wish to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

   1.1.  Definitions.  Capitalized terms used herein (including in the recitals)
         -----------
but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. The following terms shall have the following meanings:

         "beneficially own" shall have the meaning set forth in Rule 13d-3
          ----------------
under the Securities Exchange Act of 1934, as amended.

         "Representatives" shall have the meaning set forth in Section 3.4.
          ---------------

                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                             OF THE SECURITYHOLDERS

     2.1.  Representations and Warranties of the Securityholders.  Each
           -----------------------------------------------------
Securityholder represents and warrants, severally but not jointly, to Acquiror Parent and Acquiror as follows:

     (a)  Ownership of Company Securities.  Such Securityholder is the
          -------------------------------
beneficial owner of the shares of the Company Common Stock and/or Company Option Securities set forth opposite such Securityholder's name on Schedule A, free and
                                                            ----------
clear of all Encumbrances. There are no rights, agreements, arrangements or commitments of any character to which such Securityholder is a party relating to the pledge, disposition or voting of any shares of capital stock of Company or any of its Subsidiaries that are owned by such Securityholder or which may be issued to such Securityholder upon exercise of Company Option Securities, and there are no voting trusts or voting agreements with respect to any of such shares or securities. The shares of Company Common Stock and Company Option Securities set forth opposite such Securityholder's name on Schedule A
                                                            ----------
constitute all of the outstanding shares of capital stock of Company and all Company Option Securities owned beneficially or of record by such Securityholder and, except as disclosed in Schedule A, such Securityholder does not own
                            ----------
beneficially or of record any other capital stock of Company or Company Option Securities.

     (b)  Authority to Execute and Perform Agreements.  Such Securityholder has
          -------------------------------------------
the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully such Securityholder's obligations hereunder. The execution and delivery of this Agreement by such Securityholder have been duly authorized by all requisite organizational action, if any, on the part of such Securityholder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Securityholder enforceable against such

Securityholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (c)  No Conflicts; Consents.
          ----------------------

     (i) The execution and delivery by such Securityholder of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (A) conflict with or result in any violation of or default (with or without notice or lapse of time or both) under (I) the charter, by-laws or similar documents of such Securityholder, (II) any contractual obligation of such Securityholder,
(III) any law, regulation, ruling, decree or order applicable to such Securityholder or (B) create or give rise to any Encumbrance on any of the shares of Company Common Stock or Company Option Securities set forth opposite such Securityholder's name on Schedule A.
                              ----------

     (ii) No governmental authorizations, consents, approvals or filings are required to be obtained or made by such Securityholder in connection with the execution and delivery by such Securityholder of this Agreement or the consummation of the transactions contemplated hereby (other than clearance under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, if required).

     (b)  Information Supplied. None of the information specifically supplied or
          --------------------
to be supplied by such Securityholder with respect to such Securityholder for inclusion or incorporation by reference in the Offer Documents or Schedule 14D-9 will, at the date such documents are filed with the Commission or are first published, sent or given to the stockholders of Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.2.  Representations and Warranties of Acquiror Parent and Acquiror.
           --------------------------------------------------------------
Each of Acquiror Parent and Acquiror represents and warrants to the
Securityholders:

     (a)  Authority to Execute and Perform Agreements.  Each of Acquiror Parent
          -------------------------------------------
and Acquiror has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. The execution and delivery of this Agreement by Acquiror Parent and Acquiror has been duly authorized by all requisite organizational action, if any, on the part of each of Acquiror Parent and Acquiror. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of each of

Acquiror Parent and Acquiror enforceable against each of Acquiror Parent's and Acquiror in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (b.)  No Conflicts; Consents.
           ----------------------

     (i) The execution and delivery by each of Acquiror Parent and Acquiror of this Agreement do not, and the consummation of the transactions contemplated hereby and by the Merger Agreement will not, conflict with or result in any violation of or default (with or without notice or lapse of time or both) under
(A) the charter, by-laws or similar documents of such person, (B) and contractual obligation of such person or (C) any law, regulation, ruling, decree or order applicable to such Securityholder.

     (ii) No governmental authorizations, consents, approvals or filings are required to be obtained or made by such Securityholder of this Agreement or the consummation of the transactions contemplated hereby or by the Merger Agreement (other than clearance under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, if required).


                                  ARTICLE III
                                  -----------

                                   COVENANTS

     3.1.  No Disposition of Securities.  Each Securityholder agrees that such
           ----------------------------
Securityholder shall not, except pursuant to the Merger Agreement or this Agreement, sell, transfer, pledge, hypothecate, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance or other disposition of, any of or any interest in any of the shares of Company Common Stock or Company Option Securities, or shares of Company Common Stock issuable upon exercise of any such Company Option Securities, set forth opposite such Securityholder's name on Schedule A. Each Securityholder agrees that (a)
                         ----------
promptly after the date hereof, the certificates representing the shares of Company Common Stock and Company Option Securities owned by such Securityholder shall bear a legend indicating that such shares or securities, as the case may be, are subject to this Agreement, which legend may be removed upon termination of this Agreement, (b) any attempted or purported transfer of Company Common Stock or Company Option Securities in violation of this Section 3.1 shall be null and void and without effect, and (c) Company shall not be required to enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any transfer of securities of

Company in violation of this Agreement. Nothing in this Agreement shall restrict exercise by any Securityholder of any option exercisable for Company Option Securities; provided that all securities issued pursuant to any such exercise shall be treated as Company Common Stock for all purposes under this Agreement.

     3.2. Voting Arrangements. Each Securityholder agrees that, except pursuant
          -------------------
to this Agreement, it shall not grant any proxies, deposit any shares of Company Common Stock into a voting trust or enter into any voting agreement with respect to any shares of Company Common Stock now owned beneficially or of record by such Securityholder, other than proxies to vote such shares at any annual or special meeting of stockholders of Company on matters unrelated to the matters set forth in Section 4.1 hereof.

     3.3.  Satisfaction of Conditions to the Offer and the Merger.  Each
           ------------------------------------------------------
Securityholder agrees that, subject to the fiduciary duty of any Securityholder serving as a director or officer of Company, such Securityholder, in its capacity as such, shall assist and cooperate with the parties to the Merger Agreement in doing all things necessary, proper or advisable under applicable laws as promptly as practicable to consummate and make effective the Offer and the Merger and the other transactions contemplated by the Merger Agreement. Each Securityholder agrees that such Securityholder shall not take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made.

     3.4  No Solicitation.  Each Securityholder agrees that such Securityholder
          ---------------
shall not, nor shall it authorize or permit any of its partners, officers, affiliates, employees, agents, investment bankers, attorneys, financial advisors or other representatives (collectively, "Representatives") to, directly or
                                         ---------------
indirectly, solicit, initiate or continue or encourage (including by way of furnishing information or assistance) or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, an Acquisition Proposal or an Alternative Transaction from any Person other than Acquiror Parent and Acquiror, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept or enter into any agreement with respect to any Acquisition Proposal; provided, however,
                                                             --------  -------
that notwithstanding any other provision of this Agreement, if such Securityholder is a director or officer of Company, such Securityholder may take any action, including casting a vote or signing a written consent, in such Person's capacity as a director or officer that the Board of Directors and officers of Company would be permitted to take in accordance with Section 7.2 of the Merger Agreement. Subject to the foregoing, such Securityholder shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by such Securityholder or any of its Representatives with respect to any of the foregoing.

     3.5  Tender.  Each Securityholder hereby agrees to validly tender (and not
          ------
withdraw) pursuant to and in accordance with the terms of the Offer, no later than the tenth

Business Day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, all shares of Company Common Stock set forth opposite such Securityholder's name on Schedule A
                                                               ----------
hereto. Each Securityholder hereby acknowledges and agrees that the obligation of Acquiror to accept for payment and pay for shares of Company Common Stock in the Offer, including the shares of Company Common Stock owned by such Securityholder, is subject to the terms and conditions of the Offer.


                                   ARTICLE IV
                                   ----------

                                     PROXY;
                                WAIVER OF RIGHTS

     4.1  Proxy.  (a)  Each Securityholder hereby agrees that, during the
          -----
term of this Agreement, at any meeting of the stockholders of Company, however called, and at every adjournment thereof, and in any action by written consent of the stockholders of Company, to (i) vote all of the shares of Company Common Stock then owned by such Securityholder in favor of the adoption of the Merger Agreement as in effect on the date hereof (as the Merger Agreement may be amended (A) as contemplated by Section 10.3 of the Merger Agreement or (B) with the consent of such Securityholder) and each of the other transactions contemplated thereby and any action required in furtherance thereof, (ii) vote such shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement, and (iii) vote such shares against any Acquisition Proposal, Alternative Transaction or any other action or agreement that, directly or indirectly, is inconsistent with or that would, or is reasonably likely to, directly or indirectly, impede, interfere with or attempt to discourage the Offer or the Merger or any other transaction contemplated by the Merger Agreement, including but not limited to (I) any extraordinary corporate transaction (other than the Offer and the Merger on the terms set forth in the Merger Agreement), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Company or any of its Subsidiaries, (II) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (III) any redemption of securities of Company or any of its Subsidiaries, or (IV) any material change in Company's capitalization, corporate structure or business; provided, however,
                                                           --------  -------
that, if such Securityholder is a director or officer of Company, nothing herein shall be construed to obligate such Securityholder to act, in such Securityholder's capacity as a director or officer, in any manner which conflicts with such Person's fiduciary duties as a director or officer of Company.

     (b) In furtherance of the foregoing, (i) each Securityholder hereby appoints Acquiror Parent and the officer of Acquiror Parent, and each of them, with full power or substitution in the premises, its proxies to vote all such Securityholder's shares of Company Common Stock now or hereafter owned beneficially or of record by such Securityholder at any meeting, general or special, of the stockholders of Company, and to execute one or more written consents or other instruments from time to time in order to take such action without the necessity of a meeting of the stockholders of Company, in accordance with the provisions of the preceding paragraph and (ii) Acquiror Parent hereby agrees to vote such shares or execute written consents or other instruments in accordance with the provisions of the preceding paragraph.

     (c) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest and shall revoke all prior proxies granted by such Securityholder.
Such Securityholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of such Securityholder.

     4.2.  Waiver of Appraisal Rights.  Each Securityholder hereby waives its
           --------------------------
rights to appraisal under Section 262 of the Delaware General Corporation Law with respect to any shares of Company Common Stock owned by it or issuable to it in connection with the transactions contemplated by the Merger Agreement.

     4.3.  Waiver of Certain Rights.  Each Securityholder hereby waives and
           ------------------------
agrees not to assert any claims or rights it may have against any director of Company in respect of approval or adoption of the Merger Agreement or the consummation of the Offer or the Merger or the other transactions contemplated thereby.

                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS

     5.1.  Termination.  This Agreement shall terminate upon the earlier to
           -----------
occur of (a) the mutual consent of Acquiror Parent, Acquiror and each of the Securityholders, (b) the termination of the Merger Agreement and (c) the Effective Time of the Merger.

     5.2.  Amendment.  This Agreement may be amended only by a written
           ---------
instrument executed by the parties or their respective successors or assigns.

     5.3.  Notices.  All notices, requests, claims, demands and other
           -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.3):

           If to Acquiror Parent or Acquiror, at the addresses and to the Persons (including the copies) set forth in the Merger Agreement; and

           If to any of the Securityholders to:

                           David J. Ferran
                           Don E. Whitson
                           c/o Tylan General, Inc.
                           15330 Avenue of Science
                           San Diego, California  92128

                With a copy to:

                            Fried, Frank, Harris, Shriver & Jacobson
                            350 South Grand Avenue, 32nd Floor
                            Los Angeles, California  90071
                            Attention:  Edward S. Rosenthal

                            and

                            Cooley Goodward LLP
                            4365 Executive Drive
                            Suite 1100
                            San Diego, California  92121
                            Attention:  Brian Peck

     5.4.  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

     5.5.  Applicable Law.  This Agreement shall be governed by, and construed
           --------------
in accordance with, the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance.

     5.6.  Severability; Enforcement.  The invalidity of any portion hereof
          -------------------------
shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     5.7.  Further Assurances.  Each party hereto shall execute and deliver such
           ------------------
additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     5.8.  Parties in Interest; Assignment.  Neither this Agreement nor any of
           -------------------------------
the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided,
                                                                       --------
however, that the Acquiror may assign the Option to an Affiliate.
-------

     5.9.  Entire Agreement.  This Agreement and the Merger Agreement contain
           ----------------
the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Merger Agreement with respect to the transactions contemplated by this Agreement and the Merger Agreement other than those set forth herein or therein or made hereunder or thereunder.

    5.10.  Specific Performance.  The parties hereto agree that the remedy at
            --------------------
law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance or injunctive relief in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deemed just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for the posting of a bond or other collateral in connection therewith.

    5.11.  Headings; References.  The section and paragraph headings contained
           --------------------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.


                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the day and year first above written.


                         MILLIPORE CORPORATION


                         By:    /s/ GEOFFREY NUNES
                            ---------------------------
                            Name:  Geoffrey Nunes
                            Title:  Senior Vice President


                         MCTG ACQUISITION CORP.

                         By:    /s/ GEOFFREY NUNES
                            ---------------------------
                            Name:  Geoffrey Nunes
                            Title:  President


                         SECURITYHOLDERS:


                                /s/ DON E. WHITSON
                            ---------------------------
                            Don E. Whitson


                               /s/ DAVID J. FERRAN
                            ---------------------------
                            David J. Ferran



                            ---------------------------
                            Timothy Brown


                                /s/ DIANNE FERRAN
                            ---------------------------
                            Dianne Ferran

                                /s/ WILLIAM B. HAWTHORNE
                                /s/ KAREN L. HAWTHORNE
                            ---------------------------
                            Dr. William B. and Mrs. Karen L.
                            Hawthorne

                                 /s/ RUTH FERRAN
                            ---------------------------
                            Ruth Ferran


                              /s/ LEO WHITSON
                            ---------------------------
                            Leo Whitson


                              /s/ M.K. WHITSON
                            ---------------------------
                            M.K. Whitson


                              /s/ ROBERT J. FERRAN
                            ---------------------------
                            Robert J. Ferran



     Tylan General, Inc., a Delaware corporation ("Company") hereby consents to
     -------------------                           -------
the foregoing Voting and Securities Purchase Agreement and hereby agrees that it will not enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any transfer of securities of Company in violation of
Section 3.1 of the foregoing Voting, Option and Securities Purchase Agreement. Company hereby waives any and all transfer restrictions applicable to any and all Company Common Stock and Company Option Securities held by any of the Securityholders in connection with the transfer thereof to Acquiror Parent or Acquiror pursuant to the Option (as defined in the foregoing Voting, Option and Securities Purchase Agreement).


                         TYLAN GENERAL, INC.


                         By:   /s/ DAVID J. FERRAN
                            ---------------------------
                            Name:   David J. Ferran
                            Title:  President and Chief
                                    Executive Officer

                                  Schedule A
                                  ----------

                                Company                 Company
Name of Securityholder       Common Shares           Option Securities
----------------------       -------------           -----------------

David J. Ferran              189,309                 120,312

Don E. Whitson/Leo Whitson,  734,103                 75,000
 as Trustees

M.K. Whitson                 63,644                  0

Timothy Brown                110,984                 20,000

Dianne Ferran                41,113                  0

Robert J. Ferran             96,728                  0

Ruth Ferran                  19,491                  0

Dr. William B. and Mrs.      73,689                  0
 Karen L. Hawthorne